Exhibit 99.1
HEALTHCARE SERVICES GROUP, INC.
REPORTS RESULTS FOR THE THREE AND SIX MONTHS ENDED
JUNE 30, 2007 AND DECLARES SECOND QUARTER 2007 CASH DIVIDEND
AND ANNOUNCES A THREE-FOR-TWO STOCK SPLIT
•	Second quarter net income up 19% on 16% increase in revenues over 2006 second quarter

•	Six month period net income up 25% on 17% increase in revenues over 2006 six month period

•	Seventeenth consecutive regular quarterly cash dividend raised 7% over prior quarter’s payment and 33% increase over same 2006 period payment

•	Three-for-two stock split in the form of a 50% stock dividend
Bensalem, PA — July 17, 2007, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended June 30, 2007 increased 16% to $142,377,000 compared to $122,840,000 for the same 2006 period. Net income increased over 19% for the three months ended June 30, 2007 to $7,524,000 or $.27 per basic and $.26 per diluted common share, compared to the 2006 second quarter net income of $6,308,000 or $.23 per basic and $.22 per diluted common share.
     Revenues for the six months ended June 30, 2007 increased 17% to $283,056,000 compared to $241,758,000 for the same 2006 period. Net income for the six months ended June 30, 2007 increased by 25% to $14,974,000 or $.54 per basic and $.51 per diluted common share compared to the 2006 six month period net income of $11,984,000 or $.44 per basic and $.42 per diluted common share.
     The Board of Directors has declared a second quarter 2007 regular quarterly cash dividend of $.16 per common share, payable on August 10, 2007 to shareholders of record at the close of business July 27, 2007. This represents a 7% increase over the dividend declared for the 2007 first quarter and a 33% increase over the 2006 same period payment. It is the seventeenth consecutive regular quarterly cash dividend

2nd Quarter Earnings Release	July 17, 2007

payment, as well as the sixteenth consecutive increase since our initiation of regular quarterly cash dividend payments in 2003.
Additionally, our Board of Directors has declared a three-for-two stock split in the form of a 50% stock dividend payable on August 10, 2007 to holders of record of its Common Stock at the close of business August 3, 2007. All fractional share interests will be rounded up to the nearest whole number. The effect of this action will be to increase Common Shares outstanding by approximately 14,125,000 shares.
All per share information reported in this release has not been affected for the above stock split.
Cautionary Statement Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, are not historical facts but rather based on current expectations, estimates and projections about our business and industry, our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated

2nd Quarter Earnings Release	July 17, 2007

with this industry; one client accounting for approximately 16% of revenues in the 2007 six month period; risks associated with our acquisition of Summit Services Group, Inc., including integration risks and costs, or such business not achieving expected financial results or synergies or failure to otherwise perform as expected; our claims experience related to workers’ compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and the risk factors described in our Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006 Part I thereof under “Government Regulation of Clients”, “Competition” and “Service Agreements/Collections”, and under Item IA “Risk Factors”. Many of our clients’ revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which Congress has affected through the enactment of a number of major laws during the past decade. These laws have significantly altered, or threatened to alter, overall government reimbursement funding rates and mechanisms. The overall effect of these laws and trends in the long-term care industry have affected and could adversely affect the liquidity of our clients, resulting in their inability to make payments to us on agreed upon payment terms. These factors, in addition to delays in payments from clients, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing services could not be passed on to our clients.

2nd Quarter Earnings Release	July 17, 2007

     In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.
     Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company Contacts:
Daniel P. McCartney	Thomas Cook
Chairman and Chief Executive Officer	President and Chief Operating Officer
215-639-4274	215-639-4274

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2007	December 31, 2006
Cash and cash equivalents	$73,450,000	$72,997,000
Accounts receivable, net	84,323,000	78,086,000
Other current assets	23,940,000	17,154,000
Total current assets	181,713,000	168,237,000

Property and equipment, net	4,485,000	4,875,000
Notes receivable- long term, net	7,575,000	7,861,000
Goodwill, net	14,563,000	14,543,000
Other Intangible Assets, net	6,619,000	7,148,000
Deferred compensation funding	10,372,000	7,385,000
Other assets	6,430,000	5,507,000

Total Assets	$231,757,000	$215,556,000

Accrued insurance claims- current	$4,904,000	$4,647,000
Other current liabilities	18,043,000	22,963,000
Total current liabilities	22,947,000	27,610,000

Accrued insurance claims- long term	11,442,000	10,843,000
Deferred compensation liability	10,567,000	11,626,000
Stockholders’ equity	186,801,000	165,477,000

Total Liabilities and Stockholders’ Equity	$231,757,000	$215,556,000

CONDENSED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	June 30,
	2007	2006
Revenues	$142,377,000	$122,840,000
Operating costs and expenses:
Cost of services provided	121,085,000	105,843,000
Selling, general and administrative	10,105,000	7,957,000
Other income:
Investment and interest income	1,047,000	973,000

Income before income taxes	12,234,000	10,013,000
Income taxes	4,710,000	3,705,000

Net income	$7,524,000	$6,308,000

Basic earnings per common share	$.27	$.23

Diluted earnings per common share	$.26	$.22

Cash dividends per common share	$.15	$.11

Basic weighted average number of common shares outstanding	28,087,000	27,414,000

Diluted weighted average number of common shares outstanding	29,140,000	28,691,000

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Six Months Ended
	June 30,
	2007	2006
Revenues	$283,056,000	$241,758,000
Operating costs and expenses:
Cost of services provided	240,398,000	208,025,000
Selling, general and administrative	20,616,000	17,031,000
Other income:
Investment and interest income	2,307,000	2,320,000

Income before income taxes	24,349,000	19,022,000
Income taxes	9,375,000	7,038,000

Net income	$14,974,000	$11,984,000

Basic earnings per common share	$.54	$.44

Diluted earnings per common share	$.51	$.42

Cash dividends per common share	$.29	$.21

Basic weighted average number of common shares outstanding	27,930,000	27,367,000

Diluted weighted average number of common shares outstanding	29,125,000	28,656,000